SUB-ITEM 77 C:  Submission of matters to a vote of security holders

A Special Meeting of Shareholders of BBH Trust was held on May 23, 2007.  The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

Proposals:
(1) To elect two Trustees of the Funds;

Samuel F. Pryor IV
Shares voted affirmatively ..................................2,553,191,186
Shares voted negatively .......................................      1,105,147
Shares abstaining ..................................................        705,862
 H. Whitney Wagner.
Shares voted affirmatively .................................. 2,553,191,186
Shares voted negatively .......................................      1,105,147
Shares abstaining ..................................................        705,862

(2) To approve a new combined investment advisory and administrative services agreement for the Funds with the current investment adviser of the Funds;

Shares voted affirmatively ..................................2,536,914,569
Shares voted negatively .......................................4,587,465
Shares abstaining ..................................................1,118,720

(3) To approve changes to the Funds’ fundamental investment policies in order tomodernize their investment restrictions and increase their investment flexibility:

(a) To amend the Funds’ fundamental investment policy regarding diversification;

Shares voted affirmatively ..................................2,535,634,380
Shares voted negatively .......................................5,867,655
Shares abstaining ..................................................1,118,720

(b) To amend the Funds’ fundamental investment policy regarding concentration;

Shares voted affirmatively ..................................2,536,654,471
Shares voted negatively .......................................4,847,563
Shares abstaining ..................................................1,118,720

(c) To amend the Funds’ fundamental investment policy regarding underwriting;

Shares voted affirmatively ..................................2,536,560,398
Shares voted negatively .......................................4,847,563
Shares abstaining ..................................................1,212,794

(d) To amend the Funds’ fundamental investment policy regarding investing in commodities;

Shares voted affirmatively ..................................2,536,560,398
Shares voted negatively .......................................4,847,563
Shares abstaining ..................................................1,212,794

(e) To amend the Funds’ fundamental investment policy regarding investing in real estate;

Shares voted affirmatively ..................................2,535,634,379
Shares voted negatively .......................................5,867,655
Shares abstaining ..................................................1,118,720

(f) To amend the Funds’ fundamental investment policy regarding borrowing money and issuing senior securities;

Shares voted affirmatively ..................................2,535,547,783
Shares voted negatively .......................................5,954,251
Shares abstaining ..................................................1,118,720

(g) To amend the Funds’ fundamental investment policy regarding lending;

Shares voted affirmatively ..................................2,535,547,783
Shares voted negatively .......................................5,954,251
Shares abstaining ..................................................1,118,720

(h) To amend, and to make non-fundamental, the Funds’ fundamental investment policy regarding selling short;

Shares voted affirmatively ..................................2,553,787,114
Shares voted negatively .......................................7,714,921
Shares abstaining ..................................................1,118,720

(i) To amend, and to make non-fundamental, the Funds’ fundamental investment policy regarding illiquid securities;

Shares voted affirmatively ..................................2,535,540,307
Shares voted negatively .......................................5,867,655
Shares abstaining ..................................................1212,794

(j) To amend, and to make non-fundamental, the Funds’ fundamental investment policy regarding investing in securities of other investment companies;

Shares voted affirmatively ..................................2,535,242,106
Shares voted negatively .......................................6,165,856
Shares abstaining ..................................................1,212,794

(k) To amend, and to make non-fundamental, the Funds’ fundamental investment policy regarding purchases on margin;

Shares voted affirmatively ..................................2,535,249,583
Shares voted negatively .......................................6,252,452
Shares abstaining ..................................................1,118,720

(4) To approve the proposed Reorganization Agreement, pursuant to which each series of BBH Trust would be reorganized as separate series of BBH Trust, (the “New BBH Trust”), a newly formed Delaware statutory trust.

Shares voted affirmatively ..................................2,536,282,835
Shares voted negatively .......................................5,132,754
Shares abstaining ..................................................1,205,166

The Definitive Proxy Statement for this Special Meeting was filed with the Securities and Exchange Commission on April 16, 2007, and is incorporated by reference. (File No. 811-03779)